Information Regarding Joint Filers

Designated Filer of Form 3/A:                 Joseph Edelman

Date of Earliest Transaction Required to be Reported:          January 23, 2008

Issuer Name and Ticker Symbol:      Penwest Pharmaceuticals Co. (PPCP)

Names: Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC, and Scott Bradley

Address:   Perceptive Advisors LLC
           499 Park Avenue, 25th Floor
           New York, NY 10022


Signatures:

         The undersigned, Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC and Scott Bradley are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 3/A with Joseph Edelman with respect to the beneficial ownership of securities of Penwest
Pharmaceuticals Co.


Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC


By:
         -------------------------------------
         Joseph Edelman, managing member


Scott Bradley
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Perceptive Advisors

By:
      ---------------------------------------
      Joseph Edelman, managing membe